Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-131108

                           PROSPECTUS SUPPLEMENT NO. 2

                Prospectus Supplement No. 2 dated August 15, 2006
                             to Prospectus declared
                            effective on June 9, 2006
                               as supplemented by
                           Prospectus Supplement No. 1
                               dated June 13, 2006
                          (Registration No. 333-131108)

                               ANSWERS CORPORATION

      This Prospectus Supplement No. 2 supplements our Prospectus dated June 9, 2006, as supplemented by Prospectus Supplement No. 1 dated June 13, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 2 together with the Prospectus and Prospectus Supplement No. 1.

      The table set forth in the section of the Prospectus entitled "Selling Stockholders" is hereby updated to reflect the transfer of 20,924 shares of common stock issuable upon exercise of warrants from Omicron Master Trust to Rockmore Investment Master Fund Ltd.

In place of:

                                                                     After the Offering

--------------------  ---------------------  ------------------  ---------  ----------------
 Selling Stockholder   Beneficial Ownership  Shares That May be  Number of  Percent of Class
                      Prior to the Offering   Offered and Sold     Shares
                              Hereby
--------------------  ---------------------  ------------------  ---------  ----------------
Omicron Master Trust          66,055                66,055           --            --
--------------------  ---------------------  ------------------  ---------  ----------------


The following shall appear within the Selling Stockholders table:

                                                                     After the Offering

--------------------  ---------------------  ------------------  ---------  ----------------
 Selling Stockholder   Beneficial Ownership  Shares That May be  Number of  Percent of Class
                      Prior to the Offering   Offered and Sold     Shares
                              Hereby
--------------------  ---------------------  ------------------  ---------  ----------------
Omicron Master Trust         45,131              45,131 (18)         --            --
--------------------  ---------------------  ------------------  ---------  ----------------
Rockmore Investment          20,924              20,924 (18(a))      --            --
Master Fund Ltd.
--------------------  ---------------------  ------------------  ---------  ----------------

      18(a) Consists of shares of common stock issuable upon exercise of Reload
            Warrants.

      Our common stock is listed on the NASDAQ National Market under the symbol "ANSW."

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

           The date of this Prospectus Supplement is August 15, 2006.